UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: December 19, 2007

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective December 19, 2007, Barry Zubrow resigned as a member of the Board of Directors of Nuvelo, Inc. (the “Company”). Mr. Zubrow’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 20, 2007, by unanimous written consent, the Board of Directors of the Company adopted resolutions accepting the resignation of Mr. Zubrow and appointing current director Mark L. Perry as the Chairman of the Audit Committee of the Board of Directors, appointing current director Mary K. Pendergast to the Audit Committee and appointing current director Kimberly Popovits as Chairwoman of the Compensation Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc.
(Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President and General Counsel

Dated: December 21, 2007